UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005

T REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49782 (Commission File No.)	52-2140299 (I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 24, 2005, TREIT-City Center West A, LLC, a wholly owned subsidiary of the Company, and three unaffiliated tenant-in-common entities, entered into an agreement on behalf of the Company for the sale of the City Center West “A” Building in Las Vegas, Nevada for $27,610,000. The Company, through its wholly owned subsidiary, owns an 89.1% undivided tenant-in-common interest in the property. The sale is subject to customary closing conditions. The full text of the Agreement for Purchase and Sale is attached as Exhibit 99 to this report and is incorporated by reference into this Item 1.01.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

Number	Description
99	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated January 24, 2005 by and between TREIT-City Center West A, LLC, NNN City Center West A1, LLC, NNN City Center West A3, LLC, NNN City Center West A4, LLC and United Insurance Company of America.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.
Date: January 26, 2005	By:	/s/ JACK R. MAURER
Jack R. Maurer
Chief Executive Officer and President

Exhibit Index

Number	Description
99	Agreement for Purchase and Sale of Real Property and Escrow Instructions dated January 24, 2005 by and between TREIT-City Center West A, LLC, NNN City Center West A1, LLC, NNN City Center West A3, LLC, NNN City Center West A4, LLC and United Insurance Company of America.